EXHIBIT (99)(a)

NEWS RELEASE
October 23, 2017

Contact:	Lance A. Sellers President and Chief Executive Officer A. Joseph Lampron, Jr. Executive Vice President and Chief Financial Officer 828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter and year to date earnings results with highlights as follows:

Third quarter highlights:

●
Net earnings were $3.2 million or $0.59 basic net earnings per share and $0.58 diluted net earnings per share for the three months ended September 30, 2017, as compared to $2.5 million or $0.45 basic net earnings per share and $0.44 diluted net earnings per share for the same period one year ago.
●
Peoples Bank received notice that the Consent Order issued on August 31, 2015 was terminated effective August 30, 2017.

Year to date highlights:

●
Net earnings were $8.3 million or $1.52 basic net earnings per share and $1.49 diluted net earnings per share for the nine months ended September 30, 2017, as compared to $7.9 million or $1.43 basic net earnings per share and $1.42 diluted net earnings per share for the same period one year ago.
●
Total loans increased $34.4 million to $747.4 million at September 30, 2017, compared to $713.0 million at September 30, 2016.
●
Core deposits were $879.6 million or 97.6% of total deposits at September 30, 2017, compared to $835.6 million or 96.8% of total deposits at September 30, 2016.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter net earnings to an increase in net interest income, an increase in non-interest income and a decrease in non-interest expense, which were partially offset by a decrease in the credit to the provision for loan losses during the three months ended September 30, 2017, as compared to the three months ended September 30, 2016, as discussed below.

Net interest income was $10.0 million for the three months ended September 30, 2017, compared to $9.2 million for the three months ended September 30, 2016. The increase in net interest income was primarily due to a $716,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since September 2016, combined with a $178,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of Federal Home Loan Bank (“FHLB”) borrowings and time deposits during the three months ended September 30, 2017, as compared to the same period one year ago. Net interest income after the provision for loan losses was $10.3 million for the three months ended September 30, 2017, compared to $9.5 million for the three months ended September 30, 2016. The provision for loan losses for the three months ended September 30, 2017 was a credit of $218,000, as compared to a credit of $360,000 for the three months ended September 30, 2016. The decrease in the credit to the provision for loan losses is primarily attributable to a $34.4 million increase in loans from September 30, 2016 to September 30, 2017.

Non-interest income was $3.5 million for the three months ended September 30, 2017, compared to $3.4 million for the three months ended September 30, 2016. The increase in non-interest income is primarily attributable to a $266,000 increase in miscellaneous non-interest income during the three months ended September 30, 2017, compared to the same period one year ago.

Non-interest expense was $9.4 million for the three months ended September 30, 2017, compared to $9.6 million for the three months ended September 30, 2016. The decrease in non-interest expense was primarily due to a $265,000 decrease in other non-interest expense, which was partially offset by a $104,000 increase in salaries and benefits expense during the three months ended September 30, 2017, as compared to the three months ended September 30, 2016. The decrease in other non-interest expense is primarily due to decreases in consulting fees and fraud losses during the three months ended September 30, 2017, as compared to the three months ended September 30, 2016. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of September 30, 2017 were $8.3 million or $1.52 basic net earnings per share and $1.49 diluted net earnings per share, as compared to $7.9 million or $1.43 basic net earnings per share and $1.42 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, which was partially offset by a decrease in the credit to the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense, which were partially offset by an increase in net interest income, as discussed below.

Year-to-date net interest income as of September 30, 2017 was $29.4 million compared to $27.3 million for the same period one year ago. The increase in net interest income was primarily due to a $1.5 million increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since September 2016, combined with a $580,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings and time deposits during the nine months ended September 30, 2017, as compared to the same period one year ago. Net interest income after the provision for loan losses was $29.8 million for the nine months ended September 30, 2017, compared to $28.4 million for the same period one year ago. The provision for loan losses for the nine months ended September 30, 2017 was a credit of $405,000, as compared to a credit of $1.1 million for the nine months ended September 30, 2016. The decrease in the credit to the provision for loan losses is primarily attributable to a $34.4 million increase in loans from September 30, 2016 to September 30, 2017.

Non-interest income was $9.7 million for the nine months ended September 30, 2017, compared to $10.3 million for the nine months ended September 30, 2016. The decrease in non-interest income is primarily attributable to a $324,000 decrease in gains on the sale of securities, a $250,000 decrease in service charges and fees and a $143,000 decrease in mortgage banking income during the nine months ended September 30, 2017, as compared to the nine months ended September 30, 2016.

Non-interest expense was $28.5 million for the nine months ended September 30, 2017, as compared to $28.2 million for the nine months ended September 30, 2016. The increase in non-interest expense was primarily due to a $924,000 increase in salaries and benefits expense, which was partially offset by a $262,000 decrease in occupancy expense and a $379,000 decrease in other non-interest expense, during the nine months ended September 30, 2017, as compared to the nine months ended September 30, 2016. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees, annual salary increases and an increase in expenses associated with restricted stock units due to an increase in the Company’s stock price. The decrease in occupancy expense is primarily due to a reduction in depreciation expense during the nine months ended September 30, 2017, as compared to the nine months ended September 30, 2016. The decrease in other non-interest expense is primarily due to a decrease in consulting fees during the nine months ended September 30, 2017, as compared to the nine months ended September 30, 2016 due to a reduction in expenses associated with the Consent Order issued in August 2015, which was terminated effective August 31, 2017.

Total assets were $1.1 billion as of September 30, 2017 and 2016. Available for sale securities were $235.7 million as of September 30, 2017, compared to $262.4 million as of September 30, 2016. Total loans were $747.4 million as of September 30, 2017, compared to $713.0 million as of September 30, 2016.

Total loans increased $2.4 million to $747.4 million at September 30, 2017, compared to $745.0 million at June 30, 2017. Loan activity during the third quarter of 2017 reflects an $8.5 million payoff of a syndication loan in which the Bank held a participation interest. The Bank did not have a participation interest in any syndicated loans at September 30, 2017. Third quarter 2017 loan activity also reflects an increase in construction lending. Unfunded construction loan commitments were $44.2 million at September 30, 2017, compared to $31.0 million at June 30, 2017 and $26.2 million at December 31, 2016.

Non-performing assets were to $4.9 million or 0.4% of total assets at September 30, 2017, compared to $4.8 million or 0.4% of total assets at September 30, 2016. Non-performing loans include $4.7 million in commercial and residential mortgage loans, $16,000 in acquisition, development and construction (“AD&C”) loans and $251,000 in other loans at September 30, 2017, as compared to $4.6 million in commercial and residential mortgage loans, $31,000 in AD&C loans and $107,000 in other loans at September 30, 2016.

The allowance for loan losses at September 30, 2017 was $6.8 million or 0.92% of total loans, compared to $8.0 million or 1.1% of total loans at September 30, 2016. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $901.6 million at September 30, 2017, compared to $861.9 million at September 30, 2016. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $45.0 million to $879.6 million at September 30, 2017, as compared to $834.6 million at September 30, 2016. Certificates of deposit in amounts of $250,000 or more totaled $21.3 million at September 30, 2017, as compared to $26.6 million at September 30, 2016.

Securities sold under agreements to repurchase were $53.3 million at September 30, 2017, as compared to $50.9 million at September 30, 2016.

Shareholders’ equity was $116.2 million, or 10.4% of total assets, as of September 30, 2017, compared to $110.6 million, or 10.1% of total assets, as of September 30, 2016. The increase in shareholders’ equity is primarily due to an increase in retained earnings due to net income, which was partially offset by a decrease in accumulated other comprehensive income resulting from a decrease in unrealized gain on investment securities.

Peoples Bank operates 19 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. Peoples Bank also operates loan production offices in Lincoln and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2016.

CONSOLIDATED BALANCE SHEETS
September 30, 2017, December 31, 2016 and September 30, 2016
(Dollars in thousands)

	September 30, 2017	December 31, 2016	September 30, 2016
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$55,718	$53,613	$47,653
Interest-bearing deposits	37,538	16,481	35,191
Cash and cash equivalents	93,256	70,094	82,844

Investment securities available for sale	235,736	249,946	262,423
Other investments	2,680	2,635	3,634
Total securities	238,416	252,581	266,057

Mortgage loans held for sale	2,623	5,709	2,776

Loans	747,437	723,811	713,019
Less: Allowance for loan losses	(6,844)	(7,550)	(8,045)
Net loans	740,593	716,261	704,974

Premises and equipment, net	19,697	16,452	16,553
Cash surrender value of life insurance	15,452	14,952	14,853
Accrued interest receivable and other assets	11,516	11,942	9,551
Total assets	$1,121,553	$1,087,991	$1,097,608

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$287,794	$271,851	$253,134
NOW, MMDA & savings	486,051	477,054	460,767
Time, $250,000 or more	21,318	26,771	26,627
Other time	106,476	117,242	121,419
Total deposits	901,639	892,918	861,947

Securities sold under agreements to repurchase	53,307	36,434	50,920
FHLB borrowings	20,000	20,000	43,500
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,835	10,592	9,974
Total liabilities	1,005,400	980,563	986,960

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,450,412 shares at 9/30/17 and 5,417,800 shares
at 12/31/16 and 9/30/16	45,102	44,187	44,188
Retained earnings	66,539	60,254	59,502
Accumulated other comprehensive income	4,512	2,987	6,958
Total shareholders' equity	116,153	107,428	110,648

Total liabilities and shareholders' equity	$1,121,553	$1,087,991	$1,097,608

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2017 and 2016
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,966	$8,188	$25,935	$24,185
Interest on due from banks	60	32	138	67
Interest on investment securities:
U.S. Government sponsored enterprises	578	603	1,795	1,910
State and political subdivisions	1,047	1,105	3,198	3,350
Other	47	54	157	191
Total interest income	10,698	9,982	31,223	29,703

INTEREST EXPENSE:
NOW, MMDA & savings deposits	156	126	431	367
Time deposits	112	142	360	452
FHLB borrowings	211	426	604	1,248
Junior subordinated debentures	152	122	432	353
Other	19	12	43	30
Total interest expense	650	828	1,870	2,450

NET INTEREST INCOME	10,048	9,154	29,353	27,253
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	(218)	(360)	(405)	(1,108)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,266	9,514	29,758	28,361

NON-INTEREST INCOME:
Service charges	1,140	1,163	3,340	3,291
Other service charges and fees	145	210	447	746
Gain on sale of securities	-	-	-	324
Mortgage banking income	280	426	945	1,088
Insurance and brokerage commissions	221	163	568	476
Miscellaneous	1,718	1,452	4,361	4,384
Total non-interest income	3,504	3,414	9,661	10,309

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,933	4,829	15,038	14,114
Occupancy	1,669	1,755	4,981	5,243
Other	2,749	3,014	8,462	8,841
Total non-interest expense	9,351	9,598	28,481	28,198

EARNINGS BEFORE INCOME TAXES	4,419	3,330	10,938	10,472
INCOME TAXES	1,177	872	2,680	2,597

NET EARNINGS	$3,242	$2,458	$8,258	$7,875

PER SHARE AMOUNTS
Basic net earnings	$0.59	$0.45	$1.52	$1.43
Diluted net earnings	$0.58	$0.44	$1.49	$1.42
Cash dividends	$0.12	$0.10	$0.36	$0.28
Book value	$21.31	$20.42	$21.31	$20.42

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2017 and 2016
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$231,135	$252,281	$235,947	$254,135
Loans	746,633	709,742	739,857	698,313
Earning assets	1,000,792	992,602	997,139	975,526
Assets	1,101,586	1,087,155	1,096,502	1,064,655
Deposits	888,746	860,629	892,057	848,041
Shareholders' equity	115,512	112,581	115,161	113,207

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.20%	3.89%	4.15%	3.97%
Return on average assets	1.17%	0.90%	1.01%	0.99%
Return on average shareholders' equity	11.14%	8.68%	9.59%	9.29%
Shareholders' equity to total assets (period end)	10.36%	10.08%	10.36%	10.08%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,167	$8,540	$7,550	$9,589
Provision for loan losses	(218)	(360)	(405)	(1,108)
Charge-offs	(152)	(246)	(481)	(754)
Recoveries	47	111	180	318
Balance, end of period	$6,844	$8,045	$6,844	$8,045

ASSET QUALITY:
Non-accrual loans			$4,931	$4,757
90 days past due and still accruing			-	-
Other real estate owned			-	26
Total non-performing assets			$4,931	$4,783
Non-performing assets to total assets			0.44%	0.44%
Allowance for loan losses to non-performing assets			138.80%	168.20%
Allowance for loan losses to total loans			0.92%	1.13%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	9/30/2017	9/30/2016
Risk Grade 1 (excellent quality)	1.16%	1.38%
Risk Grade 2 (high quality)	25.61%	26.50%
Risk Grade 3 (good quality)	60.40%	54.53%
Risk Grade 4 (management attention)	8.61%	12.68%
Risk Grade 5 (watch)	2.67%	2.74%
Risk Grade 6 (substandard)	1.23%	1.86%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2017, including non-accrual loans, there were three relationships exceeding $1.0 million in the Watch risk grade (which totaled $5.8 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.0 million).
(END)